UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2011
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Maiden Lane
New York, New York 10038
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01. Entry into Material Definitive Agreement.
On January 6, 2011, the Board of Directors (the Board) of American International Group, Inc. (AIG) conditionally declared a dividend in the form of warrants (the Warrants) to purchase shares of AIG’s common stock, par value $2.50 per share (AIG Common Stock), to be distributed on January 19, 2011, to the holders of record of AIG Common Stock as of the close of business on January 13, 2011 (the Record Date). The Warrants are being issued as part of a series of integrated transactions among AIG, the United States Department of the Treasury, the Federal Reserve Bank of New York and the AIG Credit Facility Trust to recapitalize AIG (the Recapitalization), as described in AIG’s Current Report on Form 8-K filed December 8, 2010.
The issuance of the Warrants is subject to the condition that each of the parties to the Recapitalization determines as of the close of business on January 12, 2011 that it expects (assuming there is no material change in the relevant facts, circumstances and conditions on or before January 14, 2011) that the Recapitalization will close on January 14, 2011. AIG will issue a press release on January 12, 2011 announcing whether or not this condition has been satisfied. If this condition is not satisfied, AIG will not issue the Warrants, and holders of record of AIG Common Stock as of the Record Date or otherwise will have no right to receive the Warrants.
Pursuant to the terms of the declaration by the Board and the terms of the Warrant Agreement, dated as of January 6, 2011, between AIG and Wells Fargo Bank, N.A., as Warrant Agent (the Warrant Agreement), if the above condition is satisfied, each holder of record of AIG Common Stock as of the Record Date will receive a number of Warrants equal to the number of shares held of record multiplied by 0.533933 (expected to be approximately 75 million Warrants in the aggregate).
Each Warrant will represent the right to purchase one share of AIG Common Stock at an initial exercise price of $45.00 per share, payable in U.S. dollars. The initial exercise price is subject to anti-dilution adjustment for certain events specified in the Warrant Agreement. The Warrants may be exercised on any business day prior to 5:00 p.m., New York time, through January 19, 2021 (or if that date is not a business day, the next business day), the expiration date, by delivering a completed form of election to purchase AIG Common Stock and payment of the then-current exercise price in cash to the Warrant Agent. Upon such delivery, AIG shall issue such whole number of shares of AIG Common Stock as the holder is entitled to receive, together with cash in respect of any fractional share of AIG Common Stock otherwise issuable in connection with the exercise.
The Warrants will be exercisable only if there is an effective shelf registration statement registering the issuance of AIG Common Stock upon exercise, and only if the shares of AIG Common Stock issuable upon exercise are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the exercising Warrant holder resides. AIG has agreed in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement covering the issuance of AIG Common Stock upon exercise of the Warrants to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the expiration date. AIG may suspend the availability of the registration statement relating to the Warrants from time to time for a maximum of 90 days in a given 365-day period, if the Board determines that such a suspension would be necessary to comply with applicable laws and AIG provides notice to the holders of the Warrants. If the registration is so suspended in the 45 days prior to the expiration date of the Warrants, the expiration date of the Warrants will be delayed a number of days equal to the number of days during such 45-day period that the registration statement was suspended.
The foregoing description of the Warrants is a summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference herein.
The issuance of the Warrants will trigger anti-dilution adjustments to AIG’s outstanding Equity Units and equity-based compensation awards. The anti-dilution adjustment to the Equity Units may be treated as a taxable distribution if the distribution of the Warrants is treated as taxable (as discussed below) and non-U.S. Equity Unit holders may be subject to tax withholding on future distributions to such holder or otherwise.
U.S. Federal Income Tax Treatment
The issuance of the Warrants may be a taxable distribution for U.S. federal income tax purposes in an amount based on the fair market value of the Warrants at the time of distribution. In the event that it is determined after the date of distribution that the distribution of the Warrants is not subject to United States federal income tax, AIG will publicly announce such determination.
Holders of AIG Common Stock who sell shares of AIG Common Stock before January 11, 2011 will not be record holders of such shares on the Record Date and will not be treated for federal income tax purposes as having received the distribution of the Warrants on such shares. If the holder of AIG Common Stock sells the shares of AIG Common Stock on the New York Stock Exchange (NYSE) on or after that date but prior to the ex-dividend date (expected to be January 20, 2011), such holder will sell such shares with a “due-bill” attached pursuant to the NYSE’s procedures. Such holders should consult their tax advisors as to the U.S. federal income tax implications of trading with due bills, and may be required to allocate the amount realized between the amount received on the sale of the AIG Common Stock and the amount received in return for the assignment of the right to receive the Warrants. The amount allocated to the assignment of the right for the Warrants may, in that case, be treated as ordinary dividend income and the purchaser may not be treated as having received a dividend distribution upon the receipt of the Warrants on such stock. U.S. persons that are corporations should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” and the “dividend received deduction” provisions of the U.S. Internal Revenue Code to the distribution of the Warrants.

With respect to non-U.S. persons that are record owners of AIG Common Stock through AIG’s direct registration system, the Warrant Agent will withhold tax at a rate of 30 percent (or at a lower rate if a lower treaty rate applies) by withholding a portion of the Warrants that would otherwise be delivered to such shareholders, and AIG will make the required withholding payment. With respect to non-U.S. persons that are shareholders that hold their shares in “street name”, their broker, bank or other intermediary will effect the withholding in accordance with its own policies (which may include retaining and selling a portion of the Warrants to fund the withholding tax payment or otherwise debiting the relevant account for the required withholding tax amount). In the event that it is determined after the date of distribution that the distribution of the Warrants is not subject to United States federal income tax as set forth above, the holders that were subject to withholding may then be entitled to a cash refund of the withheld amount by filing a refund claim with the United States Internal Revenue Service.
U.S. persons that have provided proper certification to AIG’s transfer agent or to the person’s bank, broker or other intermediary will not be subject to tax withholding, but the Warrant distribution may nevertheless be a taxable distribution for such shareholders. Both U.S. and non-U.S. holders should consult a tax advisor regarding the U.S. federal and other tax consequences of the distribution of the Warrants.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 6, 2011, the Board elected Donald H. Layton and Ronald A. Rittenmeyer as directors, effective upon AIG’s exchange (the Exchange) of the AIG Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (AIG Series E Preferred Stock), and the AIG Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (AIG Series F Preferred Stock), for AIG Common Stock as part of the Recapitalization.
Messrs. Layton and Rittenmeyer currently serve as directors of AIG pursuant to the exercise by the United States Department of the Treasury, as sole holder of the AIG Series E Preferred Stock and the AIG Series F Preferred Stock, of its right to elect additional directors to the Board (the Preferred Directors), as described in AIG’s Current Report on Form 8-K filed April 1, 2010. Upon the Exchange, the AIG Series E Preferred Stock and the AIG Series F Preferred Stock would be cancelled, and the Preferred Directors would no longer be directors of AIG. The Board determined that it was advisable and in the best interests of AIG and its shareholders to provide for the continued service of Messrs. Layton and Rittenmeyer as directors of AIG. It is expected that Mr. Layton will continue to serve on AIG’s Audit Committee and Nominating and Corporate Governance Committee, and that Mr. Rittenmeyer will continue to serve on AIG’s Audit Committee and Compensation and Management Resources Committee.

Item 8.01. Other Events.
On January 6, 2011, AIG issued a press release announcing the conditional declaration of the dividend in the form of the Warrants, as described in greater detail under Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
Exhibit 10.1	Warrant Agreement (including Form of Warrant), dated January 6, 2011, between AIG and Wells Fargo Bank, N.A., as Warrant Agent

Exhibit 99.1	Press release dated January 6, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: January 6, 2011	By:	/s/ Kathleen E. Shannon
	Name:	Kathleen E. Shannon
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No	Description

Exhibit 10.1	Warrant Agreement (including Form of Warrant), dated January 6, 2011, between AIG and Wells Fargo Bank, N.A., as Warrant Agent

Exhibit 99.1	Press release dated January 6, 2011